                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT


          This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of _____________, 1997, by and between MEDFORD CO-OPERATIVE BANK, a state chartered stock cooperative bank organized and operating under the laws of the Commonwealth of Massachusetts and having an office at 60 High Street Medford, Massachusetts 02155 ("Bank") and JOHN O'DONNELL, an individual residing at 14 Knollcrest Drive, Andover, Massachusetts 01810 ("Commercial Loan Officer").

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, Commercial Loan Officer currently serves the Bank in the capacity of Vice President/Loan Origination Manager; and

          WHEREAS, effective as of the date of this Agreement, the Bank has converted from a state-chartered mutual cooperative bank to a state-chartered stock institution and has become the wholly-owned subsidiary of Mystic Financial, Inc. a publicly-held Delaware corporation ("Holding Company"); and

          WHEREAS, the Bank desires to assure for itself the continued availability of the Commercial Loan Officer's services on the terms and conditions hereinafter set forth; and

          WHEREAS, the Commercial Loan Officer is willing to continue to serve the Bank on such terms and conditions;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Bank and the Commercial Loan Officer hereby agree as follows:

          SECTION 1.     EMPLOYMENT.
                         ----------

          The Bank agrees to continue to employ the Commercial Loan Officer, and the Commercial Loan Officer hereby agrees to such continued employment, during the period and upon the terms and conditions set forth in this Agreement.

          SECTION 2.     EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT
                         -------------------------------------------------
PERIOD.
------

          (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three (3) years beginning on the date of this Agreement. Upon the first anniversary of the date of this Agreement (an "Anniversary Date"), and on each Anniversary Date occurring thereafter, the Board of Directors of the Bank ("Board") shall review the terms of this Agreement and the Commercial Loan Officer's performance of services hereunder and may, in the absence of objection from the Commercial Loan Officer, approve an extension of the Employment Agreement pursuant to a resolution duly adopted by the members of the Board.

          (b) For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the Anniversary Date on which the Employment Period (as it may be extended pursuant to section 2(a) of this Agreement) is then scheduled to expire.

          (c) Nothing in this Agreement shall be deemed to prohibit the Bank at any time from terminating the Commercial Loan Officer's employment during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Bank and the Commercial Loan Officer in the event of any such termination shall be determined under this Agreement.

          SECTION 3.     DUTIES.
                         ------

          The Commercial Loan Officer shall serve as Vice President of the Bank, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Bank and as are customarily
associated with such position.   The Commercial Loan Officer shall devote his
full business time and attention (other than during holidays, approved vacation periods, and periods of illness or approved leave of absence) to the business and affairs of the Bank and shall use his best efforts to advance the interests of the Bank.

          SECTION 4.     ANNUAL SALARY.
                         -------------

          In consideration for the services to be rendered by the Commercial Loan Officer hereunder, the Bank shall pay to him a salary at an initial annual rate of SEVENTY-NINE THOUSAND, THREE HUNDRED AND TEN DOLLARS ($79,310.00), payable in approximately equal installments in accordance with the Bank's customary payroll practices for senior Commercial Loan Officers. The Board shall review the Commercial Loan Officer's annual rate of salary at such times as it deems appropriate, but not less frequently than once every twelve months, and may, in its discretion, approve an increase in such annual rate of salary.

          SECTION 5.     EMPLOYEE BENEFIT PLANS AND PROGRAMS.
                         -----------------------------------

          During the Employment Period, the Commercial Loan Officer shall be treated as an employee of the Bank and shall be eligible to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover similarly situated employees of, the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Bank's customary practices.

                                 Page 2 of 12-

          SECTION 6.     TERMINATION OF EMPLOYMENT WITH SEVERANCE BENEFITS.
                         -------------------------------------------------

          (a) The Commercial Loan Officer shall be entitled to the severance benefits described in section 6(b) in the event that (i) his employment is terminated by the Bank during the Employment Period for any reason other than for "cause" as defined in section 7(b) or (ii) the Commercial Loan Officer voluntarily resigns following a "Change of Control" (as such term is defined in section 10(a) hereof) in the manner set forth in section 10(b) hereof.

          (b) Upon the termination of the Commercial Loan Officer's employment at the Bank under the circumstances described in section 6(a)(i) or (ii) of this Agreement, the Bank shall have no further obligations under this Agreement, other than to pay or to provide the Commercial Loan Officer with:

          (i) the compensation he has earned, but which is unpaid, as of the date of the termination of his employment with the Bank, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

          (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by the Bank for employees;

          (iii) continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability coverages under the plans and programs maintained by the Bank for similarly situated employees until the earlier to occur of: (A) the date the Commercial Loan Officer first becomes eligible for such benefit coverages under plans or programs maintained by a subsequent employer or (B) the date the Remaining Unexpired Employment Period terminates;

          (iv) within thirty (30) days following his termination of employment with the Bank, a lump sum payment, in an amount equal to the present value of the salary that the Commercial Loan Officer would have earned if he had continued working for the Bank during the Remaining Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Commercial Loan Officer's termination of employment with the Bank, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Bank's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination; provided, however, that in the event the Officer's employment with the Bank terminates following a Change of Control (as such term is defined in section 10(a) hereof) under the circumstances described in section 6(a)(ii), then, for purposes of calculating the lump sum amount payable to the Officer under this subsection

                                 Page 3 of 12-

     6(b)(iv), the "Remaining Unexpired Employment Period" shall be deemed to be a thirty-six consecutive month period.
 .

          SECTION 7.     TERMINATION WITHOUT ADDITIONAL BANK LIABILITY.
                         ---------------------------------------------

          Except as provided below, the Bank (and its affiliates) will have no liability to Commercial Loan Officer in the event that the Commercial Loan Officer's employment with the Bank shall terminate during the Employment Period on account of:

          (a) a voluntary resignation by the Commercial Loan Officer, other than a voluntary resignation by the Commercial Loan Officer that occurs within ninety (90) days after the effective date of a Change of Control;

          (b) a determination that the Commercial Loan Officer is eligible for long-term disability benefits under the Bank's long-term disability insurance program or, if there is no such program, under the federal Social Security Act;

          (c) the death of the Commercial Loan Officer; or

          (d) the discharge of the Commercial Loan Officer for "cause," which, for purposes of this Agreement shall mean personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order issued in response to conduct of the Commercial Loan Officer determined to be substantially deleterious to the Bank, or any material breach of this Agreement, in each case as measured against standards generally prevailing at the relevant time in the savings and community banking industry;

then the Bank (and its affiliates) shall have no further obligations under this Agreement, other than the payment to the Commercial Loan Officer (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Bank.

          (e) For purposes of section 7(d), no act or failure to act, on the part of the Commercial Loan Officer, shall be considered "willful" unless it is done, or omitted to be done, by the Officer in bad faith or without reasonable belief that the Officer's action or omission was in the best interests of the Bank and its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Bank shall be conclusively presumed to be done, or omitted to be done, by the Commercial Loan Officer in good faith and in the best interests of the Bank. The cessation of employment of the Commercial Loan Officer shall not be deemed to be for "cause" within the meaning of section 7(d) unless and until there shall have been delivered to the Officer a copy of

                                 Page 4 of 12-
a resolution duly adopted by the affirmative vote of three-fourths of the non-employee members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Commercial Loan Officer and the Officer is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Officer is guilty of the conduct described in section 7(d) above, and specifying the particulars thereof in detail.

          SECTION 8.     COVENANT NOT TO COMPETE.
                         -----------------------

          In the event that the Commercial Loan Officer's employment with the Bank terminates prior to the expiration of the Employment Period, then for a period of one (1) year following the date of his termination of employment with the Bank (or, if less, for the Remaining Unexpired Employment Period), the Commercial Loan Officer shall not, without the written consent of the Bank, become an officer, employee, consultant, director or trustee of any competitor (as herein defined) if in this capacity he would be working for a competitor originating commercial loans or residential mortgage loans in Middlesex County or in any other county where a main or a branch office of the Bank is located on
the date of the Commercial Loan Officer's termination of employment.   For this
purpose, a "competitor" is any savings bank, cooperative bank, credit union, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity. This section 8 shall not apply if the Commercial Loan Officer's employment is terminated without cause or due to death, or a voluntary or involuntary termination following a "Change of Control" as defined in section 10(a) hereof.

          SECTION 9.     CONFIDENTIALITY.
                         ---------------

          Unless he obtains the prior written consent of the Bank, the Commercial Loan Officer shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank or any entity which is a subsidiary of the Bank or of which the Bank is a subsidiary, any material document or information obtained from the Bank, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 9 shall prevent the Commercial Loan Officer, with or without the Bank's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

           SECTION 10.   TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.
                         -------------------------------------------------

          (a) A Change of Control of the Bank ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                                 Page 5 of 12-

          (i) approval by the stockholders of the Bank of a transaction that would result in the reorganization, merger or consolidation of the Bank, respectively, with one or more other persons, other than a transaction following which:

               (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended "Exchange Act" ) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Bank; and

               (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Bank;

          (ii) the acquisition of all or substantially all of the assets of the Bank or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Bank entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Bank of any transaction which would result in such an acquisition;

          (iii) a complete liquidation or dissolution of the Bank, or approval by the stockholders of the Bank of a plan for such liquidation or dissolution;

          (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board do not belong to any of the following groups:

               (A) individuals who were members of the Board of the Bank on the date of this Agreement; or

               (B) individuals who first became members of the Board of the Bank after the date of this Agreement either:

                    (I) upon election to serve as a member of the Board of the
               Bank by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                 Page 6 of 12-

                    (II) upon election by the stockholders of the Bank to serve as a member of the Board of the Bank, but only if nominated for election by affirmative vote of three-quarters of the members of the Board of the Bank, or of a nominating committee thereof, in office at the time of such first nomination;

          provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Bank; or

          (v) any event which would be described in section 10(a)(i), (ii),
     (iii) or (iv) if the term "Mystic Financial, Inc." (the "Company") were substituted for the term "Bank" therein or any event that results in a "Change of Control of the Bank" within the meaning of the "Change in Bank Control Act" and the rules and regulations promulgated by the Federal Deposit Insurance Agency ("FDIC") or the Massachusetts Division of Banks as of the date hereof.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Bank, the Company, or a subsidiary of either of them, by the Bank, the Company, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 10(a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (b) In the event of a Change of Control, the Commercial Loan Officer shall be entitled to the payments and benefits contemplated by section 6(b) in the event his employment with the Bank terminates due to his voluntary resignation within ninety (90) days following the effective date of the Change of Control.

          SECTION 11.    SOLICITATION.
                         ------------

          The Commercial Loan Officer hereby covenants and agrees that, during and after his termination of employment with the Bank, he shall not, without the written consent of the Bank, either directly or indirectly:

          (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank, the Holding Company or any affiliate, as of the date of this Agreement, of either of them to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, cooperative bank, credit union, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans;

                                 Page 7 of 12-

          (b) provide any information, advice or recommendation with respect to any such officer or employee of any savings bank, cooperative bank, credit union, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, of either of them that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Bank, the Holding Company or any affiliate as of the date of this Agreement, of either of them to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, cooperative bank, credit union, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans;

          (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Bank to terminate an existing business or commercial relationship with the Bank.

provided, however, subsections 10(b) and (c) shall terminate upon the first one-year anniversary of the Commercial Loan Officer's termination of employment with the Bank; and, provided, further, that such provisions, when in effect shall only apply to any savings bank, cooperative bank, credit union, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans and having its principal office located in Middlesex County.

          SECTION 12.    NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS.
                         -----------------------------------------------

          The termination of the Commercial Loan Officer's employment during the term of this Agreement or thereafter, whether by the Bank or by the Commercial Loan Officer, shall have no effect on the rights and obligations of the parties hereto under the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Bank from time to time.

          SECTION 13.    SUCCESSORS AND ASSIGNS.
                         ----------------------

          This Agreement will inure to the benefit of and be binding upon the Commercial Loan Officer, his legal representatives and testate or intestate distributees, and the Bank and its successors and assigns, including any successor by merger or consolidation or any other person or firm or corporation to which all or substantially all of the assets and business of the Bank may be sold or otherwise transferred.

                                 Page 8 of 12-

          SECTION 14.    NOTICES.
                         -------

          Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

          If to the Commercial Loan Officer:

               Mr. John O'Donnell
               14 Knollcrest Drive
               Andover, Massachusetts 01810

          If to the Bank:

               Medford Co-Operative Bank
               60 High Street
               Medford, Massachusetts 02155
               Attention:   Mr. Robert H. Surabian
                            ----------------------

               with a copy to:

               Thacher Proffitt & Wood
               1500 K Street, N.W., Suite 200
               Washington, DC   20005
               Attention:     Richard A. Schaberg, Esq.
                              ------------------------

          SECTION 15.    SEVERABILITY.
                         ------------

          A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

          SECTION 16.    WAIVER.
                         ------

          Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                                 Page 9 of 12-

          SECTION 17.    COUNTERPARTS.
                         ------------

          This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

          SECTION 18.    GOVERNING LAW.
                         -------------

          This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts entered into and to be performed entirely within the Commonwealth of Massachusetts.

          SECTION 19.    HEADINGS AND CONSTRUCTION.
                         -------------------------

          The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          SECTION 20.    ENTIRE AGREEMENT; MODIFICATIONS.
                         -------------------------------

          This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

          SECTION 21.    REQUIRED REGULATORY PROVISIONS.
                         ------------------------------

          The following provisions are included for the purposes of complying with various laws, rules and regulations applicable to the Bank:

          (a) Notwithstanding anything herein contained to the contrary, any payments to the Commercial Loan Officer by the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act ("FDI Act"), 12 U.S.C. (S)1828(k), and any regulations promulgated thereunder.

          (b) Notwithstanding anything herein contained to the contrary, if the Commercial Loan Officer is suspended from office and/or temporarily prohibited from participating in the conduct of the affairs of the Bank pursuant to a notice served under section 8(e)(3) or 8(g)(1) of the FDI Act, 12 U.S.C. (S)1818(e)(3) or 1818(g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in such notice are dismissed, the Bank, in its discretion, may (I) pay to the Commercial Loan Officer all or part of the compensation withheld while the Bank's obligations hereunder were suspended and (ii) reinstate, in whole or in part, any of the obligations which were suspended.

                                 Page 10 of 12-

          (c) Notwithstanding anything herein contained to the contrary, if the Commercial Loan Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under section 8(e)(4) or 8(g)(1) of the FDI Act, 12 U.S.C. (S)1818(e)(4) or
     (g)(1), all prospective obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights and obligations of the Bank and the Commercial Loan Officer shall not be affected.

          (d) Notwithstanding anything herein contained to the contrary, if the Bank is in default (within the meaning of section 3(x)(1) of the FDI Act, 12 U.S.C. (S)1813(x)(1)), all prospective obligations of the Bank under this Agreement shall terminate as of the date of default, but vested rights and obligations of the Bank and the Commercial Loan Officer shall not be affected.

          (e) Notwithstanding anything herein contained to the contrary, all prospective obligations of the Bank hereunder shall be terminated, except to the extent that a continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Commissioner of the Massachusetts Division of Banks or his designee or the Federal Deposit Insurance Corporation ("FDIC"), at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in section 13(c) of the FDI Act, 12 U.S.C. (S)1823(c);
     (ii) by the Commissioner or his designee at the time such Commissioner or his designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Commissioner to be in an unsafe or unsound condition. The vested rights and obligations of the parties shall not be affected.

If and to the extent that any of the foregoing provisions shall cease to be required or by applicable law, rule or regulation, the same shall become inoperative as though eliminated by formal amendment of this Agreement.

          IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and the Commercial Loan Officer has hereunto set his hand, all as of the day and year first above written.


                                --------------------------------------
                                            JOHN O'DONNELL


ATTEST:                         MEDFORD CO-OPERATIVE BANK

By
  ----------------------------
          Secretary             By
                                  ------------------------------------
                                         Name:
                                         Title:
[Seal]

                                 Page 11 of 12-

COMMONWEALTH OF MASSACHUSETTS       )
                                    : SS.:
COUNTY OF MIDDLESEX                 )

          On this ________ day of ____________________, 1997, before me personally came JOHN O'DONNELL, to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.




                                        -------------------------------
                                                 Notary Public



COMMONWEALTH OF MASSACHUSETTS )
                              : SS.:
COUNTY OF MIDDLESEX           )

          On this ________ day of ____________________, 1997, before me personally came _____________________________________________________ to me
known, who, being by me duly sworn, did depose and say that he resides at ______________________________________________, that he is a member of the Board of Directors of MEDFORD CO-OPERATIVE BANK, the savings bank described in and which executed the foregoing instrument; that he knows the seal of said savings bank; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said savings bank; and that he signed his name thereto by like order.




                                        -------------------------------
                                                 Notary Public

                                 Page 12 of 12-